Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Frank Yoshino	Robin Austin
Vice President, Finance	Director, Public Relations
(714) 885-3697	(714) 885-3462
EMULEX ANNOUNCES FOURTH QUARTER
AND FISCAL 2008 RESULTS

     COSTA MESA, Calif., August 7, 2008 — Emulex Corporation (NYSE:ELX) today announced results for its fourth fiscal quarter ended June 29, 2008.
Fourth Quarter Highlights
•	Total net revenues of $112.8 million — a decrease of 11% year-over-year

•	Host Server Products net revenues of $84.4 million — 75% of total net revenues

•	Embedded Storage Products net revenues of $28.3 million — 25% of total net revenues

•	GAAP gross margin of 63% and non-GAAP gross margin of 68%

•	GAAP operating income of $8.8 million, or 8% of total net revenues, and non-GAAP operating income of $24.7 million, or 22% of net revenues

•	GAAP Net Loss Per Share of $0.61 and non-GAAP diluted Earnings Per Share of $0.22

•	Cash, cash equivalents and investments of $350.3 million

•	Inventory turnover of 8.5 times

•	Days Sales Outstanding of 45 days

Emulex Announces Fourth Quarter Results
August 7, 2008

2008 Full Year Highlights
•	Total net revenues of $488.3 million — an increase of 4% year-over-year

•	Host Server Products net revenues of $352.7 million — 72% of total net revenues

•	Embedded Storage Products net revenues of $134.9 million — 28% of total net revenues

•	GAAP gross margin of 62% and non-GAAP gross margin of 67%

•	GAAP operating income of $66.3 million, or 14% of total net revenues, and non-GAAP operating income of $131.9 million, or 27% of net revenues

•	GAAP Net Loss Per Share of $0.09 and non-GAAP diluted EPS of $1.13
Financial Results
     Fourth quarter net revenues were $112.8 million, a decrease of 11% from the comparable quarter last year and a 12% decrease sequentially from the third quarter. Fourth quarter GAAP net loss was $50.4 million, or $0.61 per share compared to GAAP net income of $0.15 per diluted share reported in the year ago period and $0.19 per diluted share in the third quarter. Non-GAAP net income for the fourth quarter, which excludes amortization of intangibles, stock-based compensation, severance and associated charges and tax charges associated with the Company’s globalization initiatives, was $18.2 million, or $0.22 per diluted share. Non-GAAP net income per diluted share decreased 35% from the $0.34 per diluted share reported last year, and decreased 29% sequentially from $0.31 per diluted share reported in the third quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     Full year fiscal 2008 net revenues were $488.3 million, a 4% increase over 2007 and representing the 10th consecutive year of revenue growth. Full year GAAP net loss was $7.1 million or $0.09 per share compared to GAAP net income of $29.4 million or $0.34 per diluted share in 2007. Non-GAAP net income was $95.0 million or $1.13 per diluted share compared to $100.8 million or $1.14 per diluted share in 2007.

Emulex Announces Fourth Quarter Results
August 7, 2008

        In early August, the Board of Directors approved approximately $40 million of share repurchases in the first quarter of fiscal 2009, which is the remaining amount available under the existing 2006 Share Repurchase Plan. In addition, the Board also authorized a new plan of $100 million of share repurchases.
     Jim McCluney, president and CEO commented, “While the fourth quarter revenue results were disappointing, key metrics including our gross margins, cash generation and spending management demonstrate our commitment to performance. We were also able to deliver our 10th consecutive year of top line revenue growth in 2008 driven by strong year-over-year growth of our server OEMs.”
     “As we enter 2009, we are accelerating our strategy of leveraging our strong financial model to take advantage of our opportunities to grow through diversification. In addition to adding depth to our product portfolio, we are focusing our internal investments in sales and marketing to closely align ourselves with our customers and partners in faster growing global markets for our existing solutions,” concluded McCluney.
Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, Emulex is providing guidance for its first fiscal quarter ending September 28, 2008. Emulex is budgeting for first quarter fiscal 2009 total net revenues in the range of $108-$111 million. The Company expects non-GAAP gross margin will be approximately 67% and non-GAAP earnings per diluted share could amount to $0.18-$0.20 in the first quarter. On a GAAP basis, Emulex expects gross margin will be approximately 63% and diluted first quarter earnings per share of $0.00-$0.02. GAAP estimates reflect approximately $0.18 per diluted share in expected charges arising from amortization of intangibles, stock-based compensation, severance and associated costs, and charges associated with globalization initiatives for the first quarter.

Emulex Announces Fourth Quarter Results
August 7, 2008

About Emulex
Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex’s award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high-performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and has corporate headquarters in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the fourth fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Emulex Announces Fourth Quarter Results
August 7, 2008

The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation expense, (iii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold and (iv) impairment of intangible assets. At the time of an acquisition, the intangible assets and inventory of the acquired company are recorded at fair value and subsequently either amortized over their estimated useful lives or expensed as sold. The Company believes that such intangibles and the mark-up on acquired inventory do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized or the acquired inventory is consumed, the intangibles and the inventory mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. Furthermore, with respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of non-GAAP gross margin that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period

Emulex Announces Fourth Quarter Results
August 7, 2008

basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets charges are infrequent in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) in-process research and development, (iii) stock-based compensation, (iv) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, (v) severance and associated costs, and (vi) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, the mark-up on Sierra Logic inventory acquired, stock-based compensation expense, severance and associated costs for former executives, and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin. In-process research and development is an expense relating to acquisitions. At the time of an acquisition, in-process research and development costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such in-process research and development expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once in-process research and development is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) the Company cannot influence the amount of in-process research and development expenses incurred. As a result, the Company believes that exclusion of in-process research and development expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. The Company has incurred severance and certain related costs in connection with the change in employment status of certain employees including terminations resulting from eliminations of certain positions. The Company believes that such costs are infrequent and non-recurring in nature and, as such, do not accurately reflect the costs of operation of the Company’s core business. As a

Emulex Announces Fourth Quarter Results
August 7, 2008

result, the Company believes that the exclusion of such severance and related costs gives management and investors a more effective means of evaluating its historical performance and projected costs.
     The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of other intangibles, (ii) in-process research and development, (iii) stock-based compensation, (iv) severance and associated costs, and (v) impairment of other intangible assets. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, in-process research and development expenses, stock-based compensation expense, severance and associated costs, and impairment of other intangible assets is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income and non-GAAP gross margin.
     The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP earnings per share exclude the effects of (i) amortization of intangibles, (ii) in-process research and development, (iii) stock-based compensation, (iv) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, (v) net recovery of a previous impairment of a strategic investment and associated note, (vi) impairment of other intangible assets, (vii) net charge related to an impairment of a strategic investment, (viii) severance and associated costs, and (ix) charges reflecting the U.S. tax impact associated with the implementation of our recent globalization initiatives. In addition, non-GAAP

Emulex Announces Fourth Quarter Results
August 7, 2008

net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income. The Company believes that presentation of a measure of net income and diluted earnings per share that excludes the net recovery related to a previous impairment of strategic investment and associated note, the net charge related to an impairment of a strategic investment, as well as the tax impact associated with the Company’s recent globalization initiatives, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that recoveries and charges of this type are infrequent in nature and are unrelated to ongoing operation of the Company’s core business.
     The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, are unlikely to be recurring and are variable in nature, or, other than with respect to charges relating to the tax impact associated with the Company’s globalization initiatives, do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that

Emulex Announces Fourth Quarter Results
August 7, 2008

pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

Emulex Announces Fourth Quarter Results
August 7, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Net revenues	$112,763	$126,268	$488,301	$470,187
Cost of sales	41,237	49,226	187,077	195,579

Gross profit	71,526	77,042	301,224	274,608

Operating expenses:
Engineering and development	33,437	31,346	129,232	117,833
Selling and marketing	15,689	12,843	57,946	47,870
General and administrative	11,497	9,586	38,531	31,416
In-process research and development	—	(600)	—	19,225
Impairment of other intangible assets	—	—	—	2,001
Amortization of other intangible assets	2,089	2,531	9,260	12,082

Total operating expenses	62,712	55,706	234,969	230,427

Operating income	8,814	21,336	66,255	44,181

Nonoperating income (loss):
Interest income	2,018	3,472	11,672	20,000
Interest expense	(2)	6	(27)	(1,179)
Other income (loss), net	(52)	(4,935)	17	(3,919)

Total nonoperating income (loss)	1,964	(1,457)	11,662	14,902

Income before income taxes	10,778	19,879	77,917	59,083

Income tax provision	61,185	6,717	84,988	29,649

Net income (loss)	$(50,407)	$13,162	$(7,071)	$29,434

Net income (loss) per share:
Basic	$(0.61)	$0.16	$(0.09)	$0.35

Diluted	$(0.61)	$0.15	$(0.09)	$0.34

Number of shares used in per share computations:
Basic	82,358	83,830	82,147	84,545

Diluted	82,358	86,295	82,147	89,089

Emulex Announces Fourth Quarter Results
August 7, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 29,	July 1,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$217,017	$69,036
Investments	133,182	202,288
Accounts and other receivables, net	61,634	67,529
Inventories	19,336	28,973
Prepaid expenses	5,105	4,114
Deferred income taxes	20,773	27,114

Total current assets	457,047	399,054

Property and equipment, net	73,580	64,294
Investments	150	—
Intangible assets, net	155,142	170,689
Deferred income taxes	5,481	—
Other assets	7,656	25,440

	$699,056	$659,477

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$23,714	$19,761
Accrued liabilities	26,363	29,483
Income taxes payable	37,528	21,285

Total current liabilities	87,605	70,529

Other liabilities	3,633	802
Deferred income taxes	—	6,239
Accrued taxes	31,979	—

Total liabilities	123,217	77,570

Total stockholders’ equity	575,839	581,907

	$699,056	$659,477

Emulex Announces Fourth Quarter Results
August 7, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q4 FY 2008	% Total	Q4 FY 2007	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$88,617	79%	$90,070	71%	(2%)
Revenues from distribution	23,945	21%	36,207	29%	(34%)
Other	201	nm	(9)	nm	nm

Total net revenues	$112,763	100%	$126,268	100%	(11%)

United States	$46,054	41%	$61,086	48%	(25%)
Pacific Rim countries	28,485	25%	26,116	21%	9%
Europe and rest of world	38,224	34%	39,066	31%	(2%)

Total net revenues	$112,763	100%	$126,268	100%	(11%)

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
($000s)	2008	2007	2008	2007

Cost of sales	$313	$271	$1,320	$1,065
Engineering & development	3,013	3,146	12,031	12,897
Selling & marketing	1,340	1,242	5,580	5,556
General & administrative	3,214	2,044	10,071	8,512

Total stock-based compensation	$7,880	$6,703	$29,002	$28,030

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

GAAP gross margin	63.4%	61.0%	61.7%	58.4%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.3%	0.2%	0.3%	0.2%
Amortization of intangibles	4.2%	5.8%	4.7%	5.6%
Impairment of intangible assets	—	0.1%	0.6%	0.0%
Additional cost on sell through of stepped up inventory	—	—	—	0.4%

Non-GAAP gross margin	67.9%	67.1%	67.3%	64.6%

Emulex Announces Fourth Quarter Results
August 7, 2008

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
($000s)	2008	2007	2008	2007

GAAP operating expenses, as presented above	$62,712	$55,706	$234,969	$230,427

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(7,567)	(6,432)	(27,682)	(26,965)
Amortization of other intangibles	(2,089)	(2,531)	(9,260)	(12,082)
Severance and associated costs	(1,224)	—	(1,224)	—
Impairment of other intangible assets	—	—	—	(2,001)
In-process research and development	—	600	—	(19,225)

Impact on operating expenses	(10,880)	(8,363)	(38,166)	(60,273)

Non-GAAP operating expenses	$51,832	$47,343	$196,803	$170,154

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
($000s)	2008	2007	2008	2007

GAAP operating income as presented above	$8,814	$21,336	$66,255	$44,181

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	7,880	6,703	29,002	28,030
Amortization of intangibles	6,820	9,816	32,302	37,888
Severance and associated costs	1,224	—	1,224	—
Impairment of other intangible assets	—	175	3,097	2,176
In-process research and development	—	(600)	—	19,225
Additional cost on sell through of stepped up inventory	—	—	—	2,036

Impact on operating income	15,924	16,094	65,625	89,355

Non-GAAP operating income	$24,738	$37,430	$131,880	$133,536

Emulex Announces Fourth Quarter Results
August 7, 2008

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
($000s)	2008	2007	2008	2007

GAAP net income (loss) as presented above	$(50,407)	$13,162	$(7,071)	$29,434

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	7,880	6,703	29,002	28,030
Amortization of intangibles	6,820	9,816	32,302	37,888
Severance and associated costs	1,224	—	1,224	—
Impairment of other intangible assets	—	175	3,097	2,176
In-process research and development	—	(600)	—	19,225
Additional cost on sell through of stepped up inventory	—	—	—	2,036
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	—	(819)
Net charge related to an impairment of strategic investment	—	4,975	—	4,975
Income tax effect of above items	(5,744)	(4,841)	(22,013)	(22,123)
Charges related to globalization initiatives	58,467	—	58,467	—

Impact on net income (loss)	68,647	16,228	102,079	71,388

Non-GAAP net income	$18,240	$29,390	$95,008	$100,822

Emulex Announces Fourth Quarter Results
August 7, 2008

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share:

	Three Months Ended		Year Ended
	June 29,	July 1,	June 29,	July 1,
(shares in 000s)	2008	2007	2008	2007

GAAP diluted earnings (loss) per share as presented above	$(0.61)	$0.15	$(0.09)	$0.34

Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.07	0.24	0.24
Amortization of intangibles	0.05	0.07	0.24	0.27
Severance and associated costs	0.01	—	0.01	—
Impairment of other intangible assets	—	0.00	0.02	0.01
In-process research and development	—	(0.01)	—	0.22
Additional cost on sell through of stepped up inventory	—	—	—	0.01
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	—	(0.01)
Net charge related to an impairment of strategic investment	—	0.06	—	0.06
Charges related to globalization initiatives	0.71	—	0.71	—

Impact on diluted earnings (loss) per share	0.83	0.19	1.22	0.80

Non-GAAP diluted earnings per share	$0.22	$0.34	$1.13	$1.14

Diluted shares used in non-GAAP per share computations	83,980	86,295	83,980	89,089

Emulex Announces Fourth Quarter Results
August 7, 2008

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months
Ending
September 28,
2008
Non-GAAP diluted earnings per share guidance	$0.18- $0.20

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.05
Severance and associated costs	0.02
Charges related to globalization initiatives	0.06

GAAP diluted earnings per share guidance	$0.00 - $0.02

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months
Ending
September 28,
2008
Non-GAAP gross margin guidance	67%

Items excluded from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangibles	4%
Stock-based compensation	0%

GAAP gross margin guidance	63%